UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2017

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 4, 2017, LaSalle Hotel Properties (the "Company") held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of seven trustees of the Company to serve until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of the Company’s independent registered public accountants for the year ending December 31, 2017;

(iii)	the approval, by non-binding vote, of executive compensation; and

(iv)	the recommendation, by non-binding vote, of the frequency of executive compensation votes.
The seven nominees were elected, the ratification of the appointment of the independent registered public accountants was approved, executive compensation was approved and one year was the frequency of executive compensation votes recommended by shareholders. The results of the voting were as follows:
Election of Trustees:

Trustee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Michael D. Barnello	103,691,579	710,857	-0-	2,693,018
Denise M. Coll	74,649,983	29,752,453	-0-	2,693,018
Jeffrey T. Foland	75,723,589	28,678,847	-0-	2,693,018
Darryl Hartley-Leonard	101,650,034	2,752,402	-0-	2,693,018
Jeffrey L. Martin	103,019,328	1,383,108	-0-	2,693,018
Stuart L. Scott	103,278,390	1,124,046	-0-	2,693,018
Donald A. Washburn	101,517,989	2,884,447	-0-	2,693,018

Ratification of the Appointment of the Independent Registered Public Accountants:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,823,527	3,226,228	45,699	N/A

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,197,775	4,143,952	60,709	2,693,018

Recommendation of the Frequency of Executive Compensation Votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
89,671,439	89,917	14,560,347	80,733	2,693,018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

	BY:	/s/ Kenneth G. Fuller
Kenneth G. Fuller
Dated: May 4, 2017		Chief Financial Officer, Executive Vice President, Secretary and Treasurer